Exhibit 99.1
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                            SWITCHBOARD INCORPORATED
                                120 Flanders Road
                          Westboro, Massachusetts 01581


               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 29, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549-0408

RE: Confirmation of Arthur Andersen LLP Representations

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Switchboard Incorporated (the "Company") has obtained a letter of representation addressed to the Company from Arthur Andersen LLP ("Andersen"), the independent public accountant engaged by the Company to examine the Company's financial statements that are included in the Annual Report on Form 10-K to which this letter is filed as an exhibit, stating that the December 31, 2001 audit conducted by Andersen was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                Very truly yours,

                                SWITCHBOARD INCORPORATED

                            By: /s/ Robert P. Orlando
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                                Robert P. Orlando
                                Vice President, Chief Financial Officer,
                                Treasurer and Secretary